Exhibit 99.1

Frits Dirk van Paasschen Joins PVH Corp. Board of Directors

New York, NY – November 2, 2026 – PVH Corp. [NYSE: PVH] today announced the appointment of Frits Dirk van Paasschen to its Board of Directors, effective immediately.

“We are delighted to welcome Frits to PVH’s Board of Directors,” said Michael Calbert, PVH Board Chair. “Throughout his career, he has successfully navigated complex and rapidly changing industries, bringing a deep understanding of consumers and what it takes to evolve and grow global brands. His strategic insight and international perspective will further strengthen our Board and help position the company for long-term profitable growth.”

Mr. van Paasschen currently serves on the boards of leading companies across the consumer, retail and technology sectors, including DSM-Firmenich, Amadeus IT Group, and Williams-Sonoma. Until recently, he also served on the board of J.Crew.

“Frits brings significant public and private company board experience and more than a decade as a global CEO with a proven track record of building and transforming some of the world’s most admired consumer and retail brands,” said Stefan Larsson, CEO, PVH Corp. “His extensive board service, global perspective and deep experience leading global businesses will complement the strength of our existing Board members as we continue to build Calvin Klein and TOMMY HILFIGER into their full potential.”

“PVH owns two of the world’s most iconic consumer brands in Calvin Klein and TOMMY HILFIGER, with tremendous opportunity ahead,” said van Paasschen. “I’m excited by the progress the company is making and look forward to working with Stefan and the leadership team to continue strengthening these extraordinary brands for the next generation of consumers.”

Mr. van Paasschen spent more than a decade as a CEO at Fortune 500 consumer and lifestyle companies, including Starwood Hotels and Resorts Worldwide and Coors Brewing Company. He also held several leadership positions at Nike, ultimately becoming General Manager of the company’s EMEA region, where he helped grow revenue and double profits during his tenure. He previously held a leadership role in Disney’s Consumer Products Division and, early in his career, served retail and consumer clients at Boston Consulting Group and McKinsey & Company. He holds a BA in Economics and Biology from Amherst College and an MBA from Harvard Business School.

Mr. van Paasschen’s appointment is part of the Board’s ongoing refreshment process, which brings together business leaders with a diverse range of skills and expertise to support PVH’s ongoing efforts to build Calvin Klein and TOMMY HILFIGER into their full potential and drive long-term brand accretive growth.

For more information about PVH Corp.’s Board of Directors and corporate governance practices, visit https://www.pvh.com/investor-relations/governance.

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About PVH Corp.

PVH is one of the world’s largest fashion companies, driven by its two iconic brands, Calvin Klein and TOMMY HILFIGER. For more than 140 years, PVH has connected with and inspired consumers globally and now operates in more than 40 countries worldwide. For more information, visit https://www.pvh.com.

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SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: Forward-looking statements in this press release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy, and some of which might not be anticipated, including, without limitation, (i) the Company’s plans, strategies, objectives, expectations and intentions are subject to change at any time at the discretion of the Company; and (ii) other risks and uncertainties indicated from time to time in the Company’s filings with the Securities and Exchange Commission.

The Company does not undertake any obligation to update publicly any forward-looking statement, whether as a result of the receipt of new information, future events or otherwise.

Investor Contact:

investorrelations@pvh.com

Media Contact:

communications@pvh.com

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